Exhibit 99.1

Information Relating to Part II, Item 14. — Other Expenses of Issuance and Distribution

The expenses in connection with the secondary offering of 8,168,351 shares of Spirit AeroSystems Holdings, Inc.’s class A common stock, par value $0.01 per share, registered pursuant to a registration statement on Form S-3 (File No. 333-196516) filed on June 4, 2014, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee	$34,098.03	(1)

Legal Fees and Expenses	225,000.00

Accounting Fees and Expenses	43,000.00

Printing and Delivery Expenses	28,000.00

Transfer Agent and Registrar Fees	5,000.00

Miscellaneous Fees and Expenses	150,000.00

Total	$485,098.03

(1) Previously disclosed.